Exhibit 99.1

Plus Therapeutics Reports First Quarter 2026 Financial Results and Provides Business Update on REYOBIQ™ Clinical Program and CNSide® Commercial Rollout

HOUSTON, May 15, 2026 (GLOBE NEWSWIRE) — Plus Therapeutics, Inc. (Nasdaq: PSTV) ("Plus" or the "Company"), a healthcare company developing and commercializing precision diagnostics and radiopharmaceuticals for central nervous system (CNS) cancers, today announces financial results for the first quarter ended March 31, 2026 and provides an overview of recent and upcoming business highlights.

"Our team remains focused on our two highest-priority 2026 goals, CNSide commercial scale-up and REYOBIQ pivotal-trial readiness," said Marc H. Hedrick, M.D., Plus Therapeutics President and Chief Executive Officer. "We continue to add payers for CNSide, including a fourth national payer, expanding coverage to approximately 81 million covered lives, as well as receiving a unique PLA code for billing and successfully enrolling CNSide with Medicare. Concurrently, we secured FDA Orphan Drug Designation for REYOBIQ in pediatric malignant gliomas, while progressing on the ReSPECT-LM clinical trial. We enter the second quarter with the resources and focus to continue to deliver on our 2026 milestones."

Q1 2026 AND RECENT HIGHLIGHTS

Corporate

•
Completed an upsized public offering generating $15 million in gross proceeds, increasing our available cash balance, and supporting CNSide commercialization and advancement of two ongoing Phase 2 clinical programs
•
Strengthened the leadership team with three senior appointments to support clinical development, market access, and research and development execution: Eric J. Daniels, M.D., MBA, joined as Chief Development Officer; Randy H. Goodman, Ph.D., M.H.A., joined as Vice President, Value Strategy and Health Economics & Outcomes Research; and Colby Squire joined as Vice President of Research & Development

REYOBIQ™ Development

•
Granted U.S. FDA Orphan Drug Designation for REYOBIQ (rhenium Re186 obisbemeda) for the treatment of pediatric malignant gliomas on April 8, 2026; the FDA broadened the designation beyond the Company's original request to include progressive pediatric ependymoma
•
Secured American Medical Association Category III CPT reimbursement code for convection-enhanced delivery with REYOBIQ, unlocking market access and growth potential of REYOBIQ therapy in recurrent glioblastoma and pediatric brain cancer
•
Added SpectronRx as a second GMP manufacturing site for REYOBIQ supply, supporting commercial manufacturing readiness and supply chain resiliency for the ReSPECT-LM and ReSPECT-GBM trials
•
Reported on the Type B meeting with the FDA, with constructive feedback supporting the development plan for REYOBIQ in patients with leptomeningeal metastases (LM) and informing the path toward a pivotal trial framework

CNSide® CSF Assay Platform

•
Received a unique PLA code for billing and successfully enrolled CNSide with Medicare to further advance reimbursement for the CNSide assay
•
Announced new payer coverage agreements, most recently with Blue Shield of California, effective April 2026, increasing total U.S. covered lives to approximately 81 million. This is the fourth national or regional payer added to a list that includes United Healthcare, Humana, and Highmark which were previously announced
•
Further scaled CNSide Diagnostics operations and capacity, including expansion of the field-based teams, customer service, and laboratory operations functions.

FIRST QUARTER 2026 FINANCIAL RESULTS

•
Cash and investments balance was $15.1 million as of March 31, 2026, compared to $8.6 million as of December 31, 2025; the change reflects approximately $15 million in gross proceeds from the upsized January 2026 public offering, partially offset by operating expenditures during the quarter and paydown of the investor liability at December 31, 2025 of $4.5 million
•
Recognized $1.0 million in revenue in the first quarter of 2026, including grant revenue from CPRIT for the advancement of REYOBIQ in LM and CNSide diagnostic billings, compared to $1.1 million in the first quarter of 2025. CNSide commenced billing for diagnostic revenue in Q1 2026 with the amount fully reserved
•
Total operating loss for the first quarter of 2026 was $7.1 million, compared to $3.5 million for the first quarter of 2025; the change primarily reflects expansion of CNSide commercial operations and continued investment in REYOBIQ Phase 2 trial execution
•
Net loss for the first quarter of 2026 was $6.9 million, or $1.05 per basic share, compared to $17.4 million, or $29.86 per basic share, for the first quarter of 2025 (calculated post reverse)

REAFFIRMED ANTICIPATED MILESTONES AND OUTLOOK FOR 2026

The Company is reaffirming the milestone framework and outlook provided in its full-year 2025 results.

REYOBIQ clinical program:

•
Define optimal dose/interval for REYOBIQ in the ReSPECT-LM Phase 2 trial
•
Complete enrollment in the ReSPECT-GBM Phase 2 trial for glioblastoma; data expected in Q1 2027 and conduct End of Phase meeting with FDA
•
Begin enrollment in the ReSPECT-PBC pediatric brain cancer Phase 1 trial
•
Complete commercial manufacturing scale-up for REYOBIQ

CNSide commercial rollout:

•
Expand U.S. commercial payer coverage to greater than 150 million covered lives
•
Secure Medicare coverage pathway
•
Achieve greater than 1,250 annualized test orders
•
Launch additional CSF tumor characterization assays to expand the CNSide platform

About Leptomeningeal metastases (LM)

Leptomeningeal metastases (LM) are a rare but severe complication of advanced cancer, affecting the fluid-lined structures of the central nervous system. LM occurs in approximately 5% of patients with metastatic cancer, with breast cancer, lung cancer, and melanoma being the most common sources. Median survival is typically 2-6 months, and effective treatment options are limited, highlighting the urgent need for novel therapies.

About REYOBIQ™ (rhenium Re186 obisbemeda)

REYOBIQ (rhenium Re186 obisbemeda) is a novel injectable radiotherapy specifically formulated to deliver direct targeted high dose radiation in CNS tumors in a safe, effective, and convenient manner to optimize patient outcomes. REYOBIQ has the potential to reduce off-target risks and improve outcomes for CNS cancer patients, versus currently approved therapies, with a more targeted and potent radiation dose. Rhenium-186 is an ideal radioisotope for CNS therapeutic applications due to its short half-life, beta energy for destroying cancerous tissue, and gamma energy for real-time imaging. REYOBIQ is being evaluated for the treatment of recurrent glioblastoma, leptomeningeal metastases, and pediatric brain cancer in the ReSPECT-GBM, ReSPECT-LM, and ReSPECT-PBC clinical trials. ReSPECT-GBM is supported by an award from the National Cancer Institute (NCI), part of the U.S. National Institutes of Health (NIH), and ReSPECT-LM is funded by a three-year $17.6M grant by the Cancer Prevention & Research Institute of Texas (CPRIT). The Company's

ReSPECT-PBC clinical trial for pediatric brain cancer is supported by a $3 million grant from the U.S. Department of Defense's Peer Reviewed Cancer Research Program.

About CNSide Diagnostics, LLC

CNSide Diagnostics, LLC is a wholly owned subsidiary of Plus Therapeutics, Inc. that develops and commercializes proprietary laboratory-developed tests, such as CNSide, designed to identify tumor cells that have metastasized to the central nervous system in patients with carcinomas and melanomas. The CNSide® CSF Assay Platform enables quantitative analysis of the cerebrospinal fluid that informs and improves the management of patients with leptomeningeal metastases.

About Plus Therapeutics

Headquartered in Houston, Texas, Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company developing targeted radiotherapeutics for difficult-to-treat cancers of the central nervous system with the potential to enhance clinical outcomes. Combining image-guided local beta radiation and targeted drug delivery approaches, the Company is advancing a pipeline of product candidates with lead programs in leptomeningeal metastases (LM) and recurrent glioblastoma (GBM). The Company has built a supply chain through strategic partnerships that enable the development, manufacturing, and future potential commercialization of its products.

Forward-Looking Statements

This press release contains statements that may be deemed "forward-looking statements" within the meaning of U.S. securities laws. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as "expect," "anticipate," "intend," "believe," "estimate," "will," and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. The forward-looking statements included in this press release could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: the Company's ability to maintain the listing of its common stock on Nasdaq, including following the 1-for-25 reverse stock split effected April 2, 2026; the early stage of the Company's product candidates and therapies; the results of the Company's research and development activities, including uncertainties relating to the clinical trials of its product candidates and therapies, and the timing and outcome of the ReSPECT-LM, ReSPECT-GBM, and ReSPECT-PBC trials; the Company's liquidity position and capital resources and its ability to raise additional cash; the outcome of the Company's partnering/licensing efforts; risks associated with laws or regulatory requirements applicable to the Company; market conditions, product performance, litigation or potential litigation, and competition within the cancer diagnostics and therapeutics field; ability to develop and protect proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; challenges associated with radiotherapeutic manufacturing, production, and distribution capabilities necessary to support the Company's clinical trials and any commercial level product demand; the potential market for the CNSide CSF Assay Platform, the timing in which the CNSide CSF Assay commercialization is expanded, revenue and corporate profitability expectations including support reimbursements and payments for the CNSide CSF Assay, the development and utility of the CNSide CSF Assay, and expectations as to the Company's future performance, including the next steps in developing the Company's product candidates; and material security breach or cybersecurity attack affecting the Company's operations or property. This list of risks, uncertainties, and other factors is not complete. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Plus Therapeutics discusses some of these matters more fully, as well as certain risk factors that could affect its business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, Quarterly Report on Form 10-Q for the three months ended March 31, 2026, and Current

Reports on Form 8-K. These filings are available for review through the SEC's website at www.sec.gov. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations, and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends, or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact
CORE IR
investor@plustherapeutics.com

PLUS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and par value data)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$3,022	$4,256
Restricted cash and cash equivalents	—	4,502
Investments	12,092	4,356
Grant receivable	1,350	322
Other current assets	1,564	1,734
Total current assets	18,028	15,170

Property and equipment, net	1,013	257
Operating lease right-of-use assets	57	70
Goodwill	372	372
Intangible assets, net	299	333
Other assets	147	123
Total assets	$19,916	$16,325
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,157	$5,920
Investor liability pursuant to Letter Agreement	—	4,502
Operating lease liability	58	56
Deferred grant liability	927	927
Line of credit	667	750
Other liabilities	146	159
Total current liabilities	7,955	12,314

Noncurrent operating lease liability	—	15
Total liabilities	7,955	12,329

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,952 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.001 par value; 2,000,000,000 shares authorized; 6,872,364 and 5,557,371 shares issued as of March 31, 2026 and December 31, 2025, respectively; 6,862,027 and 5,547,034 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	7	6
Treasury stock (at cost), 10,337 shares as of March 31, 2026 and December 31, 2025, respectively	(500)	(500)
Additional paid-in capital	535,265	520,355
Accumulated deficit	(522,811)	(515,865)
Total stockholders’ equity	11,961	3,996
Total liabilities and stockholders’ equity	$19,916	$16,325

PLUS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2026	2025
Grant revenue	$1,028	$1,059

Operating expenses:
Research and development	2,865	1,756
General and administrative	5,282	2,839
Total operating expenses	8,147	4,595
Operating loss	(7,119)	(3,536)

Other income (expense):
Interest income	190	1
Interest expense	(17)	(548)
Financing expenses	—	(3,211)
Warrant issuance costs	—	(964)
Change in fair value of derivative instruments	—	(9,143)
Total other income (expense)	173	(13,865)
Net loss	$(6,946)	$(17,401)

Per share information
Net loss per share of common stock – basic and diluted	$(1.05)	$(29.86)
Weighted average number of shares of common stock outstanding – basic and diluted	6,646,049	582,668

PLUS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(6,946)	$(17,401)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	96	146
Stock-based compensation expense	1,022	148
Noncash financing expenses	—	3,211
Noncash interest expense	17	—
Change in fair value of derivative instruments	—	9,143
Accretion of discount on short-term investments	(21)	—
Operating lease right-of-use asset amortization	13	35
Gain on sale of assets	—	(16)
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Grant receivable	(1,028)	571
Other assets	146	74
Accounts payable and accrued expenses	489	(2,418)
Change in operating lease liabilities	(13)	(35)
Other liabilities	(13)	—
Deferred grant liability	—	370
Net cash used in operating activities	(6,238)	(6,172)

Cash flows from investing activities:
Purchases of property and equipment	(818)	(3)
Proceeds from sale of property and equipment	—	30
Purchase of short-term investments	(9,701)	—
Redemption of short-term investments	1,986	3,531
Net cash (used in) provided by investing activities	(8,533)	3,558

Cash flows from financing activities:
Proceeds from credit facility	1,000	—
Repayment of credit facility	(1,100)	(3,292)
Proceeds from issuance of notes payable and warrants	—	3,738
Repayment of notes payable	—	(3,703)
Proceeds from sale of common stock, pre-funded warrants and warrants	—	14,780
Proceeds from exercise of warrants	—	882
Proceeds from underwritten public offering	15,000	—
Payment to investors pursuant to Letter Agreement	(4,502)	—
Offering costs for sale of common stock	(1,363)	—
Net cash provided by financing activities	9,035	12,405
Net change in cash and cash equivalents	(5,736)	9,791
Cash, restricted cash and cash equivalents at beginning of period	8,758	76
Cash, restricted cash and cash equivalents at end of period	$3,022	$9,867

Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$—	$539
Supplemental schedule of non-cash investing and financing activities:
Exchange of warrants for notes payable	$—	$3,694
Redemption of notes by issuance of common stock, pre-funded warrants and warrants	$—	$3,512
Unpaid offering cost	$—	$202